CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee
Notes	$1,159,000	$82.64

Pricing supplement no. 633 To prospectus dated November 21, 2008, prospectus supplement dated November 21, 2008 and product supplement no. 34-A-I dated November 21, 2008	Registration Statement No. 333-155535 Dated May 25, 2010 Rule 424(b)(2)

Structured Investments	JPMorgan Chase & Co.
$173,000 (ACI) $568,000 (F) $111,000 (FCX) $60,000 (GME ) $23,000 (JOYG) $144,000 (NFLX) $80,000 (RIMM)
Reverse Exchangeable Notes due November 30, 2010
Each Linked to the Common Stock of a Different Single Reference Stock Issuer
  This pricing supplement relates to seven (7) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the seven (7) note offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.
  The notes are designed for investors who seek an interest rate that is higher than the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common stock of the applicable Reference Stock issuer, and be willing to lose some or all of their principal at maturity.
  Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
  Each issue of offered notes will pay interest monthly at the fixed rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount during the Monitoring Period, as described below.
  Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof), in each case, together with any accrued and unpaid interest, as described below.

Key Terms

Payment at Maturity:

The payment at maturity, in excess of any accrued and unpaid interest, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note, plus any accrued and unpaid interest at maturity, unless:

	(1)	the applicable Final Share Price is less than the applicable Initial Share Price; and
	(2)	on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount.
If the conditions described in both (1) and (2) are satisfied, at maturity you will receive, in addition to any accrued and unpaid interest, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.

									Approximate Tax Allocation of Monthly Coupon†
	Page Number	Ticker Symbol	Principal Amount	Interest Rate	Protection Amount	Initial Share Price	CUSIP	Approximate Monthly Coupon	Interest on Deposit	Put Premium
Arch Coal, Inc.	PS-4	ACI	$1,000	10.50% (equivalent to 21.00% per annum)	20.00% of the Initial Share Price	$20.50	48124APM3	$17.50	3.14%	96.86%
Ford Motor Company	PS-6	F	$1,000	9.25% (equivalent to 18.50% per annum)	20.00% of the Initial Share Price	$11.02	48124APN1	$15.42	3.57%	96.43%
Freeport-McMoRan Copper & Gold Inc.	PS-8	FCX	$1,000	8.875% (equivalent to 17.75% per annum)	20.00% of the Initial Share Price	$67.62	48124APP6	$14.79	3.72%	96.28%
GameStop Corporation	PS-10	GME	$1,000	7.125% (equivalent to 14.25% per annum)	20.00% of the Initial Share Price	$21.91	48124APQ4	$11.88	4.63%	95.37%
Joy Global Inc.	PS-12	JOYG	$1,000	11.50% (equivalent to 23.00% per annum)	20.00% of the Initial Share Price	$48.70	48124APR2	$19.17	2.87%	97.13%
Netflix, Inc.	PS-14	NFLX	$1,000	12.875% (equivalent to 25.75% per annum)	20.00% of the Initial Share Price	$105.00	48124APS0	$21.46	2.56%	97.44%
Research In Motion Limited	PS-16	RIMM	$1,000	6.00% (equivalent to 14.50% per annum)	20.00% of the Initial Share Price	$59.23	48124APT8	$12.08	4.55%	95.45%

*	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 34-A-I.
†

Based on one reasonable treatment of the notes, as described herein under “Selected Purchase Considerations — Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 34-A-I under “Certain U.S. Federal Income Tax Consequences” on page PS-29.

Investing in the Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-6 of the accompanying product supplement no. 34-A-I and “Selected Risk Considerations” beginning on page PS-2 of this pricing supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public (1)	Fees and Commissions (2)	Proceeds to Us

Arch Coal, Inc.

Per note	$1,000	$51.50	$948.50

Total	$173,000	$8,909.50	$164,090.50

Ford Motor Company

Per note	$1,000	$54.00	$946.00

Total	$568,000	$30,672	$537,328

Freeport-McMoRan Copper & Gold Inc.

Per note	$1,000	$51	$949

Total	$111,000	$5,661	$105,339

GameStop Corporation

Per note	$1,000	$54.50	$945.50

Total	$60,000	$3,270	$56,730

Joy Global Inc.

Per note	$1,000	$52.50	$947.50

Total	$23,000	$1,207.50	$21,792.50

Netflix, Inc.

Per note	$1,000	$52	$948

Total	$144,000	$7,488	$136,512

Research In Motion Limited

Per note	$1,000	$53	$947

Total	$80,000	$4,240	$75,760

(1)	The price to the public includes the estimated cost of hedging our obligations under the notes through one or more of our affiliates.
(2)

J.P. Morgan Securities Inc., which we refer to as JPMSI, acting as agent for JPMorgan Chase & Co., will receive commissions of $51.50, $54.00, $51.00, $54.50, $52.50, $52.00 and $53.00 per $1,000 principal amount note linked to the common stock of Arch Coal, Inc., Ford Motor Company, Freeport-McMoRan Copper & Gold Inc., GameStop Corporation, Joy Global Inc., Netflix, Inc. and Research In Motion Limited, respectively, and will use a portion of such commissions to pay selling concessions to other affiliated or unaffiliated dealers of $33.25, $34.50, $33.00, $34.75, $33.75, $33.50 and $34.00 per $1,000 principal amount note for notes linked to the common stock of Arch Coal, Inc., Ford Motor Company, Freeport-McMoRan Copper & Gold Inc., GameStop Corporation, Joy Global Inc., Netflix, Inc. and Research In Motion Limited, respectively. This commission includes the projected profits that our affiliates expect to realize, some of which may be allowed to other unaffiliated dealers, for assuming risks inherent in hedging our obligations under the notes. The concessions of $33.25, $34.50, $33.00, $34.75, $33.75, $33.50 and $34.00 per $1,000 principal amount note for notes linked to the common stock of Arch Coal, Inc., Ford Motor Company, Freeport-McMoRan Copper & Gold Inc., GameStop Corporation, Joy Global Inc., Netflix, Inc. and Research In Motion Limited include concessions allowed to selling dealers and concessions allowed to any arranging dealer. See “Plan of Distribution” beginning on page PS-35 of the accompanying product supplement no. 34-A-I.

The agent for this offering, JPMSI, is an affiliate of ours. See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.

The notes are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

May 25, 2010

Additional Terms Specific to Each Note Offering

This pricing supplement relates to seven (7) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the seven (7) note offerings or, at your election, in two or more of the offerings. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this pricing supplement together with the prospectus dated November 21, 2008, as supplemented by the prospectus supplement dated November 21, 2008 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 34-A-I dated November 21, 2008. This pricing supplement, together with the documents listed below, contains the terms of the notes, supplements the term sheet related hereto dated May 3, 2010 and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 34-A-I, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

  Product supplement no. 34-A-I dated November 21, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000119312508241305/d424b21.pdf

  Prospectus supplement dated November 21, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000089109208005661/e33600_424b2.pdf

  Prospectus dated November 21, 2008:
  http://www.sec.gov/Archives/edgar/data/19617/000089109208005658/e33655_424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this pricing supplement, the “Company,” “we,” “us” or “our” refers to JPMorgan Chase & Co.

Additional Key Terms:

Pricing Date:	May 25, 2010
Settlement Date:	On or about May 28, 2010
Observation Date:	November 24, 2010*
Maturity Date:	November 30, 2010*
Interest Payment Dates:

Interest on the notes will be payable monthly in arrears on the 28th calendar day of each month, except for the final interest payment, which will be payable on the Maturity Date (each such date, an “Interest Payment Date”), commencing June 28, 2010, to and including the Maturity Date. See “Selected Purchase Considerations — Monthly Interest Payments” in this pricing supplement for more information.

Other Key Terms:	See “Additional Key Terms” on page PS-1 of this pricing supplement.
Monitoring Period:	The period from the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:

For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock, subject to adjustments.

Minimum Denominations:	$1,000 and multiple integrals thereof.
Initial Share Price:

The closing price of the applicable Reference Stock on the Pricing Date. The Initial Share Price is subject to adjustments in certain circumstances. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-dilution Adjustments” in the accompanying product supplement no. 34-A-I for further information about these adjustments.

Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.

Selected Purchase Considerations

  THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at an Interest Rate depending upon the applicable Reference Stock, as indicated on the cover of this pricing supplement. We believe that the applicable Interest Rate is higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.
  MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Interest Rate set forth on the cover of this pricing supplement. Interest will be payable monthly in arrears on the 28th calendar day of each month, except for the final interest payment, which will be payable on the Maturity Date (each such date, an “Interest Payment Date”), commencing June 28, 2010, to and including the Maturity Date, to the holders of record at the close of business on the date 15 calendar days prior to the applicable Interest Payment Date. If an Interest Payment Date is not a business day, payment will be made on the next business day immediately following such day, but no additional interest will accrue as a result of the delayed payment.
  THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — Your return of principal at maturity is protected if the applicable Final Share Price does not decline from the applicable Initial Share Price or the closing price of the applicable Reference Stock does not decline, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount on any day during the Monitoring Period. However, if the applicable Final Share Price declines from the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period has declined by more than the applicable Protection Amount, you could lose the entire principal amount of your notes.
  TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 34-A-I. We and you agree (in the absence of an administrative determination or judicial ruling to the contrary) to treat the notes as units comprising a Put Option and a Deposit for U.S. federal income tax purposes. We intend to treat the percentages of each coupon payment specified on the cover of this pricing supplement as interest on the Deposit and as Put Premium, respectively. Assuming this characterization is respected, amounts treated as interest on the Deposit will be taxed as ordinary income while the Put Premium will not be taken into account prior to maturity or sale. However, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. In addition, in 2007, Treasury and the IRS released a notice

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-1

requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the notes would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the notes are the character of income or loss (including whether the Put Premium might be currently included as ordinary income) and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the notes, including possible alternative treatments and the issues presented by this notice. Purchasers who are not initial purchasers of notes at the issue price should also consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative characterizations, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 34-A-I dated November 21, 2008.

  YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof). The market value of those shares of the applicable Reference Stock or the Cash Value thereof will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
  YOUR PROTECTION MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock declines below the applicable Initial Share Price minus the applicable Protection Amount, you will at maturity be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% decline in the applicable Final Share Price compared to the applicable Initial Share Price. You will be subject to this potential loss of principal even if the closing price of the applicable Reference Stock subsequently recovers such that the applicable closing price of the Reference Stock is above its Initial Share Price minus its Protection Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
  CREDIT RISK OF JPMORGAN CHASE & CO. — The notes are subject to the credit risk of JPMorgan Chase & Co. and our credit ratings and credit spreads may adversely affect the market value of the notes. Investors are dependent on JPMorgan Chase & Co.’s ability to pay all amounts due on the notes at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes. As a result, and as a general matter, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to the maturity date could result in a substantial loss to you. This secondary market price will also be affected by a number of factors aside from the agent’s commission and hedging costs, including those referred to under “Many Economic and Market Factors Will Impact the Value of the Notes” below.
  The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.
  YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.
  NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
  RISKS ASSOCIATED WITH NON-U.S. SECURITIES — An investment in the notes linked to the value of non-U.S. equity securities, such as the common shares of Research In Motion Limited (“Research In Motion” and such common shares, the “common stock of Research In Motion”) which is issued by a Canadian issuer and traded on both The NASDAQ Stock Market in U.S. dollars and the Toronto Stock Exchange in Canadian dollars, involves risks associated with the home country of the issuer of the non-U.S. equity securities. The notes linked to the common stock of Research In Motion are linked to such common stock quoted and traded in U.S. dollars on The NASDAQ Stock Market, which may trade differently from such common stock, quoted and traded in Canadian dollars on the Toronto Stock Exchange. Non-U.S. companies, such as those in Canada, are generally subject to accounting, auditing and financial reporting standards and requirements, and securities

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-2

  trading rules different from those applicable to U.S. reporting companies. The prices of non-U.S. equity securities may be affected by political, economic, financial and social factors in the home country of the issuer of the non-U.S. equity securities, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions. Moreover, the economies of such country may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency. Such country may be subjected to different and, in some cases, more adverse economic environments.
  THE NOTES LINKED TO THE COMMON STOCK OF RESEARCH IN MOTION ARE SUBJECT TO CURRENCY EXCHANGE RATE RISK — Because the common stock of Research In Motion is quoted and traded in U.S. dollars on The NASDAQ Stock Market and in Canadian dollars on the Toronto Stock Exchange, fluctuations in the exchange rate between the Canadian dollar and the U.S. dollar will likely affect the relative value of the common stock of Research In Motion in the two different currencies and, as a result, will likely affect the market price of the common stock of Research In Motion trading on The NASDAQ Stock Market. These trading differences and currency exchange may affect the market value of the notes and whether the closing price of the common stock of Research In Motion will fall below the Protection Amount on any trading day during the Monitoring Period and whether the Final Share Price will be greater than, equal to or less than the Initial Share Price. The Canadian dollar has been subject to fluctuations against the U.S. dollar in the past, and may be subject to significant fluctuations in the future. Previous fluctuations or periods of relative stability in the exchange rate of the Canadian dollar and the U.S. dollar are not necessarily indicative of fluctuations or periods of relative stability in those rates that may occur over the term of the notes linked to the common stock of Research In Motion are linked to such common stock. The exchange rate between the Canadian dollar and the U.S. dollar is the result of the supply of, and the demand for, those currencies. Changes in the exchange rate result over time from the interaction of many factors directly or indirectly affecting economic and political conditions in Canada and the United States, including economic and political developments in other countries. Of particular importance are rates of inflation, interest rate levels, the balance of payments and the extent of governmental surpluses or deficits in Canada and the United States, all of which are in turn sensitive to the monetary, fiscal and trade policies pursued by Canada, the United States and other jurisdictions important to international trade and finance.
  NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this pricing supplement or in product supplement no. 34-A-I. You should make your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
  LACK OF LIQUIDITY —The notes will not be listed on any securities exchange. JPMSI intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes.
  HEDGING AND TRADING IN THE REFERENCE STOCKS — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the Pricing Date and during the term of the notes could adversely affect our payment to you at maturity.
  MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 34-A-I.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-3

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-16 of the accompanying product supplement no. 34-A-I for more information.

Arch Coal, Inc. (“Arch Coal”)

According to its publicly available filings with the SEC, Arch Coal is one of the largest coal producers in the United States. The common stock of Arch Coal, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Arch Coal in the accompanying product supplement no. 34-A-I. Arch Coal’s SEC file number is 001-13105.

Historical Information of the Common Stock of Arch Coal

The following graph sets forth the historical performance of the common stock of Arch Coal based on the weekly closing price (in U.S. dollars) of the common stock of Arch Coal from January 7, 2005 through May 21, 2010. The closing price of the common stock of Arch Coal on May 25, 2010 was $20.50. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Arch Coal has experienced significant fluctuations. The historical performance of the common stock of Arch Coal should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Arch Coal during the term of the notes. We cannot give you assurance that the performance of the common stock of Arch Coal will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Arch Coal will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Arch Coal.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-4

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Arch Coal

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Arch Coal, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$20.50	• the Protection Amount (in U.S. dollars):	$4.10
• the Interest Rate:	10.50% (equivalent to 21.00% per annum)	• the Protection Amount:	20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$20.50	100%	$41.00	200%	$1,000.00	$1,000.00
$10.25	50%	$21.53	105%	$1,000.00	$1,000.00
$20.50	100%	$20.50	100%	$1,000.00	$1,000.00
$16.40	80%	$16.40	80%	$1,000.00	$1,000.00
$10.25	50%	$19.48	95%	48 shares of the Reference Stock or the Cash Value thereof	$950.24
$10.25	50%	$10.25	50%	48 shares of the Reference Stock or the Cash Value thereof	$500.00
$5.13	25%	$5.13	25%	48 shares of the Reference Stock or the Cash Value thereof	$250.24
$0.00	0%	$0.00	0%	48 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $10.25 but the Final Share Price is $21.53. Because the Final Share Price of $21.53 is greater than the Initial Share Price of $20.50, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $10.25 and the Final Share Price is $19.48. Because the Final Share Price of $19.48 is less than the Initial Share Price of $20.50 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $19.48, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.24.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $10.25, a decline of more than the Protection Amount. Because the Final Share Price of $10.25 is less than the Initial Share Price of $20.50 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $10.25, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $16.40 is less than the Initial Share Price of $20.50 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $16.40 is less than the Initial Share Price of $20.50.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $105.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $20.50, the Protection Amount was $4.10 and the Physical Delivery Amount was 48.7805 shares, in each case subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-5

Ford Motor Company (“Ford Motor”)

According to its publicly available filings with the SEC, Ford Motor designs, develops, manufactures, and services cars and trucks worldwide. The common stock of Ford Motor, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Ford Motor in the accompanying product supplement no. 34-A-I. Ford Motor’s SEC file number is 001-03950.

Historical Information of the Common Stock of Ford Motor

The following graph sets forth the historical performance of the common stock of Ford Motor based on the weekly closing price (in U.S. dollars) of the common stock of Ford Motor from January 7, 2005 through May 21, 2010. The closing price of the common stock of Ford Motor on May 25, 2010 was $11.02. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Ford Motor has experienced significant fluctuations. The historical performance of the common stock of Ford Motor should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Ford Motor during the term of the notes. We cannot give you assurance that the performance of the common stock of Ford Motor will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Ford Motor will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Ford Motor.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-6

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Ford Motor

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Ford Motor, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$11.00	• the Protection Amount (in U.S. dollars):	$2.20
• the Interest Rate:	9.25% (equivalent to 18.50% per annum)	• the Protection Amount:	20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$11.00	100%	$22.00	200%	$1,000.00	$1,000.00
$5.50	50%	$11.55	105%	$1,000.00	$1,000.00
$11.00	100%	$11.00	100%	$1,000.00	$1,000.00
$8.80	80%	$8.80	80%	$1,000.00	$1,000.00
$5.50	50%	$10.45	95%	90 shares of the Reference Stock or the Cash Value thereof	$950.00
$5.50	50%	$5.50	50%	90 shares of the Reference Stock or the Cash Value thereof	$500.00
$2.75	25%	$2.75	25%	90 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	90 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $5.50 but the Final Share Price is $11.55. Because the Final Share Price of $11.55 is greater than the Initial Share Price of $11.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $5.50 and the Final Share Price is $10.45. Because the Final Share Price of $10.45 is less than the Initial Share Price of $11.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $10.45, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $5.50, a decline of more than the Protection Amount. Because the Final Share Price of $5.50 is less than the Initial Share Price of $11.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $5.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $8.80 is less than the Initial Share Price of $11.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $8.80 is less than the Initial Share Price of $11.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $92.50 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $11.02, the Protection Amount was $2.204 and the Physical Delivery Amount was 90.7441 shares, in each case subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-7

Freeport-McMoRan Copper & Gold Inc. (“Freeport-McMoRan”)

According to its publicly available filings with the SEC, Freeport-McMoRan is a copper, gold and molybdenum mining company, with its principal asset located in the Grasberg minerals district of Indonesia, with additional mines in North and South America. The common stock of Freeport-McMoRan, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Freeport-McMoRan in the accompanying product supplement no. 34-A-I. Freeport-McMoRan’s SEC file number is 001-11307.

Historical Information of the Common Stock of Freeport-McMoRan

The following graph sets forth the historical performance of the common stock of Freeport-McMoRan based on the weekly closing price (in U.S. dollars) of the common stock of Freeport-McMoRan from January 7, 2005 through May 21, 2010. The closing price of the common stock of Freeport-McMoRan on May 25, 2010 was $67.62. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Freeport-McMoRan has experienced significant fluctuations. The historical performance of the common stock of Freeport-McMoRan should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Freeport-McMoRan during the term of the notes. We cannot give you assurance that the performance of the common stock of Freeport-McMoRan will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Freeport-McMoRan will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Freeport-McMoRan.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-8

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Freeport-McMoRan

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Freeport-McMoRan, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$68.00	• the Protection Amount (in U.S. dollars):	$13.60
• the Interest Rate:	8.875% (equivalent to 17.75% per annum)	• the Protection Amount:	20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$68.00	100%	$136.00	200%	$1,000.00	$1,000.00
$34.00	50%	$71.40	105%	$1,000.00	$1,000.00
$68.00	100%	$68.00	100%	$1,000.00	$1,000.00
$54.40	80%	$54.40	80%	$1,000.00	$1,000.00
$34.00	50%	$64.60	95%	14 shares of the Reference Stock or the Cash Value thereof	$950.00
$34.00	50%	$34.00	50%	14 shares of the Reference Stock or the Cash Value thereof	$500.00
$17.00	25%	$17.00	25%	14 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	14 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $34.00 but the Final Share Price is $71.40. Because the Final Share Price of $71.40 is greater than the Initial Share Price of $68.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $34.00 and the Final Share Price is $64.60. Because the Final Share Price of $64.60 is less than the Initial Share Price of $68.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $64.60, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $34.00, a decline of more than the Protection Amount. Because the Final Share Price of $34.00 is less than the Initial Share Price of $68.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $34.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $54.40 is less than the Initial Share Price of $68.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $54.40 is less than the Initial Share Price of $68.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $88.75 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $67.62, the Protection Amount was $13.524 and the Physical Delivery Amount was 14.7885 shares, in each case subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-9

GameStop Corporation (“GameStop”)

According to its publicly available filings with the SEC, GameStop operates as a retailer of video game products and personal computer entertainment software. The common stock of GameStop, par value $0.001 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of GameStop in the accompanying product supplement no. 34-A-I. GameStop’s SEC file number is 001-32637.

Historical Information of the Common Stock of GameStop

The following graph sets forth the historical performance of the common stock of GameStop based on the weekly closing price (in U.S. dollars) of the common stock of GameStop from January 7, 2005 through May 21, 2010. The closing price of the common stock of GameStop on May 25, 2010 was $21.91. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of GameStop has experienced significant fluctuations. The historical performance of the common stock of GameStop should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of GameStop during the term of the notes. We cannot give you assurance that the performance of the common stock of GameStop will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that GameStop will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of GameStop.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-10

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of GameStop

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of GameStop, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$22.00	• the Protection Amount (in U.S. dollars):	$4.40
• the Interest Rate:	7.125% (equivalent to 14.25% per annum)	• the Protection Amount:	20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$22.00	100%	$44.00	200%	$1,000.00	$1,000.00
$11.00	50%	$23.10	105%	$1,000.00	$1,000.00
$22.00	100%	$22.00	100%	$1,000.00	$1,000.00
$17.60	80%	$17.60	80%	$1,000.00	$1,000.00
$11.00	50%	$20.90	95%	45 shares of the Reference Stock or the Cash Value thereof	$950.00
$11.00	50%	$11.00	50%	45 shares of the Reference Stock or the Cash Value thereof	$500.00
$5.50	25%	$5.50	25%	45 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	45 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $11.00 but the Final Share Price is $23.10. Because the Final Share Price of $23.10 is greater than the Initial Share Price of $22.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $11.00 and the Final Share Price is $20.90. Because the Final Share Price of $20.90 is less than the Initial Share Price of $22.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $20.90, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $11.00, a decline of more than the Protection Amount. Because the Final Share Price of $11.00 is less than the Initial Share Price of $22.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $11.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $17.60 is less than the Initial Share Price of $22.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $17.60 is less than the Initial Share Price of $22.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $71.25 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $21.91, the Protection Amount was $4.382 and the Physical Delivery Amount was 45.6413 shares, in each case subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-11

Joy Global Inc. (“Joy Global”)

According to its publicly available filings with the SEC, Joy Global is a leading manufacturer and servicer of high productivity mining equipment for the extraction of coal and other minerals and ores. The common stock of Joy Global, par value $1.00 per share, is listed on The NASDAQ Stock Market, which we refer to as the Relevant Exchange for purposes of Joy Global in the accompanying product supplement no. 34-A-I. Joy Global’s SEC file number is 001-09299.

Historical Information of the Common Stock of Joy Global

The following graph sets forth the historical performance of the common stock of Joy Global based on the weekly closing price (in U.S. dollars) of the common stock of Joy Global from January 7, 2005 through May 21, 2010. The closing price of the common stock of Joy Global on May 25, 2010 was $48.70. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Joy Global has experienced significant fluctuations. The historical performance of the common stock of Joy Global should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Joy Global during the term of the notes. We cannot give you assurance that the performance of the common stock of Joy Global will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Joy Global will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Joy Global.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-12

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Joy Global

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Joy Global, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$49.00	• the Protection Amount (in U.S. dollars):	$9.80
• the Interest Rate:	11.50% (equivalent to 23.00% per annum)	• the Protection Amount:	20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$49.00	100%	$98.00	200%	$1,000.00	$1,000.00
$24.50	50%	$51.45	105%	$1,000.00	$1,000.00
$49.00	100%	$49.00	100%	$1,000.00	$1,000.00
$39.20	80%	$39.20	80%	$1,000.00	$1,000.00
$24.50	50%	$46.55	95%	20 shares of the Reference Stock or the Cash Value thereof	$950.00
$24.50	50%	$24.50	50%	20 shares of the Reference Stock or the Cash Value thereof	$500.00
$12.25	25%	$12.25	25%	20 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	20 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $24.50 but the Final Share Price is $51.45. Because the Final Share Price of $51.45 is greater than the Initial Share Price of $49.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $24.50 and the Final Share Price is $46.55. Because the Final Share Price of $46.55 is less than the Initial Share Price of $49.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $46.55, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $24.50, a decline of more than the Protection Amount. Because the Final Share Price of $24.50 is less than the Initial Share Price of $49.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $24.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $39.20 is less than the Initial Share Price of $49.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $39.20 is less than the Initial Share Price of $49.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $115.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $48.70, the Protection Amount was $9.74 and the Physical Delivery Amount was 20.5339 shares, in each case subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-13

Netflix, Inc. (“Netflix”)

According to its publicly available filings with the SEC, Netflix is the largest online movie rental subscription service in the United States, providing subscribers access to a comprehensive selection DVD titles plus a growing library of choices that can be watched instantly on their personal computers. The common stock of Netflix, par value $0.001 per share, is listed on The NASDAQ Stock Market, which we refer to as the Relevant Exchange for purposes of Netflix in the accompanying product supplement no. 34-A-I. Netflix’s SEC file number is 000-49802.

Historical Information of the Common Stock of Netflix

The following graph sets forth the historical performance of the common stock of Netflix based on the weekly closing price (in U.S. dollars) of the common stock of Netflix from January 7, 2005 through May 21, 2010. The closing price of the common stock of Netflix on May 25, 2010 was $105.00. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Netflix has experienced significant fluctuations. The historical performance of the common stock of Netflix should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Netflix during the term of the notes. We cannot give you assurance that the performance of the common stock of Netflix will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Netflix will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Netflix.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-14

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Netflix

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Netflix, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$105.00	• the Protection Amount (in U.S. dollars):	$21.00
• the Interest Rate:	12.875% (equivalent to 25.75% per annum)	• the Protection Amount:	20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$105.00	100%	$210.00	200%	$1,000.00	$1,000.00
$52.50	50%	$110.25	105%	$1,000.00	$1,000.00
$105.00	100%	$105.00	100%	$1,000.00	$1,000.00
$84.00	80%	$84.00	80%	$1,000.00	$1,000.00
$52.50	50%	$99.75	95%	9 shares of the Reference Stock or the Cash Value thereof	$950.00
$52.50	50%	$52.50	50%	9 shares of the Reference Stock or the Cash Value thereof	$500.00
$26.25	25%	$26.25	25%	9 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	9 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $52.50 but the Final Share Price is $110.25. Because the Final Share Price of $110.25 is greater than the Initial Share Price of $105.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $52.50 and the Final Share Price is $99.75. Because the Final Share Price of $99.75 is less than the Initial Share Price of $105.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $99.75, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $52.50, a decline of more than the Protection Amount. Because the Final Share Price of $52.50 is less than the Initial Share Price of $105.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $52.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $84.00 is less than the Initial Share Price of $105.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $84.00 is less than the Initial Share Price of $105.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $128.75 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $105.00, the Protection Amount was $21.00 and the Physical Delivery Amount was 9.5238 shares, in each case subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-15

Research In Motion Limited (“Research In Motion”)

According to its publicly available filings with the SEC, Research In Motion, a Canadian company, is a leading designer, manufacturer and marketer of wireless solutions for the worldwide mobile communications market. Research In Motion’s primary product offering is the BlackBerry® wireless solution, comprised of wireless devices, software and services. The common stock of Research In Motion, no par value, is listed on The NASDAQ Stock Market, which we refer to as the Relevant Exchange for purposes of Research In Motion in the accompanying product supplement no. 34-A-I. Research In Motion’s SEC file number is 000-29898.

Historical Information of the Common Stock of Research In Motion

The following graph sets forth the historical performance of the common stock of Research In Motion based on the weekly closing price (in U.S. dollars) of the common stock of Research In Motion from January 7, 2005 through May 21, 2010. The closing price of the common stock of Research In Motion on May 25, 2010 was $59.23. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Research In Motion has experienced significant fluctuations. The historical performance of the common stock of Research In Motion should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Research In Motion during the term of the notes. We cannot give you assurance that the performance of the common stock of Research In Motion will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Research In Motion will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Research In Motion.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-16

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Research In Motion

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Research In Motion, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the columns titled “Hypothetical lowest closing price during the Monitoring Period” and “Hypothetical lowest closing price expressed as a percentage of Initial Share Price during the Monitoring Period.” The numbers appearing in the following table and examples have been rounded for ease of analysis. For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$59.00	• the Protection Amount (in U.S. dollars):	$11.80
• the Interest Rate:	(equivalent to 14.50% per annum)	• the Protection Amount:	20.00%
Hypothetical lowest closing price during the Monitoring Period	Hypothetical lowest closing price during the Monitoring Period expressed as a percentage of Initial Share Price	Hypothetical Final Share Price	Hypothetical Final Share Price expressed as a percentage of Initial Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**
$59.00	100%	$118.00	200%	$1,000.00	$1,000.00
$29.50	50%	$61.95	105%	$1,000.00	$1,000.00
$59.00	100%	$59.00	100%	$1,000.00	$1,000.00
$47.20	80%	$47.20	80%	$1,000.00	$1,000.00
$29.50	50%	$56.05	95%	16 shares of the Reference Stock or the Cash Value thereof	$950.00
$29.50	50%	$29.50	50%	16 shares of the Reference Stock or the Cash Value thereof	$500.00
$14.75	25%	$14.75	25%	16 shares of the Reference Stock or the Cash Value thereof	$250.00
$0.00	0%	$0.00	0%	16 shares of the Reference Stock or the Cash Value thereof	$0.00
**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $29.50 but the Final Share Price is $61.95. Because the Final Share Price of $61.95 is greater than the Initial Share Price of $59.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $29.50 and the Final Share Price is $56.05. Because the Final Share Price of $56.05 is less than the Initial Share Price of $59.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $56.05, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $950.00.

Example 3: The closing price of the Reference Stock does not decline, as compared with the Initial Share Price, by more than the Protection Amount on any day during the Monitoring Period prior to the Observation Date. However, the closing price of the Reference Stock on the Observation Date is $29.50, a decline of more than the Protection Amount. Because the Final Share Price of $29.50 is less than the Initial Share Price of $59.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $29.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.00.

Example 4: The Final Share Price of $47.20 is less than the Initial Share Price of $59.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $47.20 is less than the Initial Share Price of $59.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of $60.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you may receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the Pricing Date, the Initial Share Price was $59.23, the Protection Amount was $11.846 and the Physical Delivery Amount was 16.8833 shares, in each case subject to adjustments.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-17

Supplemental Plan of Distribution (Conflicts of Interest)

We own, directly or indirectly, all of the outstanding equity securities of JPMSI, the agent for this offering. The net proceeds received from the sale of notes will be used, in part, by JPMSI or one of its affiliates in connection with hedging our obligations under the notes. In accordance with NASD Rule 2720, JPMSI may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	PS-18